SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2019

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	OPRX	Nasdaq Capital Market

SECTION 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 4, 2019, we held our 2019 Annual Meeting of the shareholders, at which the shareholders voted on the matters disclosed in our definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 24, 2019. The final voting results for the matters submitted to a vote of the shareholders were as follows:

Proposal No. 1 - Election of Directors

Our shareholders elected the persons listed below for a one-year term expiring at our 2020 Annual Meeting or until their respective successors are duly elected and qualified:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
William Febbo	8,101,315	0	10,088	1,549,153
Gus D. Halas	5,563,974	0	2,547,429	1,549,153
Lynn Vos	8,075,858	0	35,545	1,549,153
James Lang	5,497,990	0	2,613,413	1,549,153
Patrick Spangler	5,793,202	0	2,318,201	1,549,153

Proposal No. 2 – Approval of the OptimizeRx Corp. 2013 Equity Incentive Plan and the reservation of 2,500,000 shares of common stock under the Plan

Our shareholders approved the OptimizeRx Corp. 2013 Equity Incentive Plan and the reservation of 2,500,000 shares of common stock under the Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,218,070	3,865,731	27,602	1,549,153

Proposal No. 3 - Ratification of Independent Registered Public Accounting Firm

Our shareholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal 2020.

FOR	AGAINST	ABSTAIN
9,656,879	2,961	716

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Douglas Baker
Douglas Baker
Chief Financial Officer
Date November 6, 2019

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